SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 28, 2003

                                     000-21669
                            ------------------------
                            (Commission File Number)

                              Digital Lightwave, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                               NO. 95-4313013
----------------------------                                  ------------------
(State or other jurisdiction                                  (I.R.S. Employer
      of incorporation)                                     Identification No.)


                              15550 Lightwave Drive
                              CLEARWATER, FL, 33760
              -----------------------------------------------------
              (Address of principal executive offices and zip code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (727) 442-6677

The matters discussed in this current report include certain forward-looking statements that involve risks and uncertainties, including, but not limited to, our inability to achieve sustained operating profitability, our expected need for additional funding and the other risks detailed from time to time in the SEC reports of Digital Lightwave, Inc., including the reports on Form 10-K and Form 10-Q. These statements are only predictions and actual results could differ materially from those projected in the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date of filing, and we assume no obligation to update any such forward looking statements.

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.


	On March 28, 2003, Digital Lightwave, Inc. ("Digital") borrowed $450,000 from Optel, LLC, an entity controlled by Digital's majority shareholder and current chairman of the board of directors, Dr. Bryan
Zwan ("Optel") pursuant to a Secured Promissory Note (the "Optel Note").
The Optel Note bears an annual interest rate of 10%, and is secured by a first priority security interest in substantially all of the assets of Digital pursuant to the Third Amended and Restated Security Agreement, dated as of March 28, 2003, and may be prepaid at any time. Digital intends to use the proceeds from the note for general corporate and working capital purposes. The Optel Note matures on July 31, 2004, unless certain specified events occur accelerating the maturity. Total indebtedness of the Company to Optel is now $1.9 million.

	The Optel Note and the Security Agreement are attached hereto as exhibits and are incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by references to the Optel Note and the Security Agreement.

	Digital has insufficient short term resources for the payment of its current liabilities. Various creditors have contacted Digital in order to demand payment for outstanding liabilities owed to them. Digital is in discussions with such creditors and is seeking to restructure its outstanding liabilities. In order to alleviate its working capital shortfall, Digital is attempting to raise additional debt and/or equity financing. Optel and Digital have entered into a non-binding letter of interest for the provision by Optel of a $10,000,000 credit facility to Digital, inclusive of the $1.9 million already outstanding. Optel LLC would not receive any warrants or other equity consideration for making this facility available. The facility would bear interest at 10% per annum and would be due on the eighteenth month anniversary of the facility, subject to acceleration upon certain events. The letter of interest, which replaces the non-binding term sheet entered into on January 29, 2003, specifies certain conditions to making the additional funds available to Digital, including the following:

	-	Digital shall have reached accommodations with certain creditors
		to restructure their indebtedness, on terms acceptable to Optel;
	-	Digital shall have engaged an investment banking advisor to raise
		at least $10,000,000 in new equity on a best efforts basis, such engagement to be approved by the Company's independent directors ("Independent Committee");
	-	Digital shall have provided Optel with a business plan for fiscal
		2003 and with a detailed financial model containing certain projections and forecasts for fiscal 2003 in a form approved by the Independent Committee; and
	-	Digital shall have completed a restructuring plan to reduce
		certain operating expenses in a form approved by the Independent
		Committee.

	Digital has also engaged Raymond James & Associates, Inc. to review strategic alternatives available to it. There can be no assurance, however, that Digital can raise additional financing from Optel or from any other source on terms favorable to it, or at all, that Digital's creditors will agree to any restructuring of outstanding liabilities, or that any other strategic alternatives will be identified. The inability to raise additional financing in the near term and/or restructure its debt would have a material adverse effect on Digital.

	Although the audit of the Company's financial statements has not yet been completed, the preliminary unaudited financial statements of the Company reflect:

	Net sales for the year ended December 31, 2002 of approximately $18.0 million as compared with net sales of approximately $82.8 million for the year ended December 31, 2001, and

	A net loss for the year ended December 31, 2002 of approximately $62.6 million or a loss of $2.00 per diluted share, as compared with net income of approximately $2.8 million or $0.09 per diluted share for the year ended December 31, 2001.



Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

	(a)	Financial statements of Business Acquired.

		Not applicable.

	(b)	Pro forma Financial Information.

		Not applicable.

	(c)	Exhibits.

		4.1	Secured Promissory Note, dated as of March 28, 2003,
			between Digital Lightwave, Inc. and Optel, LLC.

		4.2	Third Amended and Restated Security Agreement, dated
			as of March 28, 2003, between Digital Lightwave, Inc.
			and Optel, LLC.






___________

*	The Registrant hereby agrees to furnish to the Securities and Exchange
	Commission supplementally, any schedules or exhibits to such agreement
	which are not filed herewith, upon the request of the Securities and Exchange
	Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, and in the capacity indicated.

April 1, 2003
-------------
    (Date)


DIGITAL LIGHTWAVE, INC.



BY: /s/ JAMES GREEN
    ---------------------
James Green
Chief Executive Officer and President
(Principal Executive Officer)

				EXHIBIT INDEX

	Number	Description
	------  -----------

	4.1	Secured Promissory Note, dated as of March 28, 2003,
		between Digital Lightwave, Inc. and Optel, LLC.

	4.2	Third Amended and Restated Security Agreement, dated
		as of March 28, 2003, between Digital Lightwave, Inc.
		and Optel, LLC.



___________

*	The Registrant hereby agrees to furnish to the Securities and Exchange
	Commission supplementally, any schedules or exhibits to such agreement which
	are not filed herewith, upon the request of the Securities and Exchange
	Commission.